Exhibit 32.1

Section 906 Certification

In connection with the annual report on Form 10-K of PAE Incorporated (the “Company”) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned President and Chief Executive Officer, Executive Vice President and Chief Financial Officer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2021

/s/ Charles D. Peiffer
Charles D. Peiffer
Interim President & Chief Executive Officer Executive Vice President & Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)